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                                                                    EXHIBIT 99.1

                          PHOENIX FOOTWEAR GROUP, INC.




                     PHOENIX FOOTWEAR GROUP, INC. ANNOUNCES
                           FIRST QUARTER 2004 RESULTS

              - First Quarter Net Income Triples Year Over Year -

                            - Company Sales Double -

CARLSBAD, CALIFORNIA, April 21, 2004 -- Phoenix Footwear Group, Inc. (AMEX: PXG) announced today consolidated results for the first quarter ended March 27, 2004. Net sales for the first quarter totaled $18.6 million versus $9.2 million for the first quarter of 2003, an increase of $9.4 million or 102%. Net sales for the current period include $185,000 of royalty income compared to zero for the prior year period.

The Company's financial results for the first quarter of 2004 resulted in net income of $1.2 million, compared to $375,000 in the first quarter of 2003. Net income per diluted share was $0.24 for the first quarter. Net income per diluted share for the comparable prior year quarter was $0.10. Gross margin for the first quarter was 44%, comparable to the first quarter of 2003.

The per share amounts for the first quarter ended March 27, 2004 include the effect of the 699,980 and 71,889 shares of newly issued common stock associated with the H.S. Trask & Co. and Royal Robbins, Inc. acquisitions, respectively, which occurred during the second half of 2003.

James R. Riedman, Chairman and CEO, commented, "We are beginning to see the benefits of the investments we made in our business during the past year. Our first quarter results highlight our initial success in integrating recent acquisitions and driving sales growth across our broadened portfolio. Our utilization of a shared infrastructure and disciplined approach to cost controls and inventory management allowed us to convert this revenue gain into profits. As a result, both our operating income and net income more than tripled during the quarter, demonstrating the effectiveness of our model. We are pleased with this strong first quarter performance and remain confident in our financial performance expectations for the full 2004 year".

RESULTS FOR THE FIRST QUARTER ENDED MARCH 27, 2004:

Net sales for the first quarter ended March 27, 2004 increased $9.4 million or 102%, increasing to $18.6 million from $9.2 million for the first quarter of 2003. Of this increase $7.7 million is attributable to acquired brand revenue associated with the H.S. Trask(R), Ducks Unlimited(R), and Royal
Robbins(R) brand acquisitions which occurred during the second half of 2003. Giving effect to these acquisitions as if they occurred on January 1, 2003, Phoenix Footwear had $1.8 million in pro forma organic net sales growth for the Company's five brands, or 10.4%, based on $16.9 million in pro forma net sales in the first quarter ended March 29, 2003. The pro forma net sales growth during the current quarter was primarily due to strong acceptance of these brands' spring product lines at retail.

Gross margin in the first quarter was 44% of net sales, comparable to the first quarter of 2003. Selling, general and administrative expenses for the first quarter of 2004 were $5.8 million or

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31% of net sales, versus $2.9 million or 31% of net sales for the first quarter of 2003. The increase was primarily related to costs associated with the addition of the H.S. Trask(R), Ducks Unlimited(R) and Royal Robbins(R) product lines.

During the first quarter of 2004, interest expense amounted to $170,000, compared to $66,000 in the comparable prior year period. Included in interest expense is $40,000 related to the accelerated expensing of deferred financing costs.

FIRST QUARTER 2004 CONFERENCE CALL

The Company will host a conference call to discuss its first quarter 2004 results on Wednesday, April 21, 2004 at 11:00 a.m. Eastern Time. To access the conference call, please dial 888-858-4066 (U.S.), 973-935-2402 (Int'l) ten minutes prior to the start time. The conference call will also be available via live webcast on the investor portion of the Company's website, located at www.phoenixfootwear.com. If you cannot listen to the conference call at its scheduled time, there will be a replay available through Wednesday, April 28, 2004, which can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080
(Int'l), passcode 4701994. The webcast will also be archived on the Company's website for one week.

ABOUT PHOENIX FOOTWEAR GROUP, INC.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, designs, develops and markets men's and women's footwear and apparel. The Company's premium brands include the Trotters(R), SoftWalk(R), H.S. Trask(R), and Ducks Unlimited(R) footwear lines and the Royal Robbins(R) and Audubon(R) apparel lines. The Company was ranked by Footwear News as the fastest growing footwear firm during the three-year period of 1999 to year-end 2001, and the 10th most profitable for 2002 based on net margins. Phoenix Footwear Group, Inc. is traded on the American Stock Exchange under the symbol PXG.

FORWARD-LOOKING STATEMENTS:

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected revenues, profits and earnings per share for the full year 2004 and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," "projects," "seeks," or similar expressions. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in Phoenix Footwear's Annual Report on Form 10-K for the fiscal year ended December 27, 2003 filed with the Securities and Exchange Commission (the "SEC"), and in any subsequent reports filed with the SEC, all of which are available at the SEC's website at www.sec.gov. These include without limitation: risks related to our acquisition efforts; changing consumer preferences and fashion trends; competition from other companies in our markets; the concentration of our sales to a relatively small group of customers; the potential financial instability of our customers; our ability to protect our intellectual property rights; the risks of doing business in international markets; our reliance on independent manufacturers; the loss of one or more senior executives; fluctuations in the price, availability and quality of raw materials; a decline in general economic conditions; the difficulty in evaluating our recent operating results given the significance of our recent acquisitions to our operations; the risk of dilution to investors and increased leverage from the financing of any future acquisitions; the risk of foreclosure on our assets by our bank in the event of a default under our secured credit arrangement; the

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possibility of impairment charges resulting from future adjustments to the value of goodwill recorded in connection with past or future acquisitions; the risk of dilution to stockholders' ownership percentage as the result of the exercise of outstanding stock options; the negative effect on investment value and growth opportunities from a charge to earnings from the compensation of employees under our employee retirement plan; the control over the Company by a principal stockholder; our ability to manage inventory levels; and, fluctuations in our financial results as a result of the seasonality in our business. Although Phoenix Footwear believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Phoenix Footwear or any other person that the objectives and plans of Phoenix Footwear will be achieved. All forward-looking statements included in this press release are based on our current expectations and projections about future events, based on information available at the time of the release, and Phoenix Footwear assumes no obligation to update any forward-looking statement.

The Company has discussed pro forma organic sales growth, which is a non-GAAP financial measure of reported sales based on our pro forma net sales for the first quarter of fiscal 2003. In our measure of pro forma net sales, we have included unaudited prior year period net sales of H.S. Trask and Royal Robbins. This pro forma information is considered a non-GAAP financial measure, but is provided to present the combined companies' results as if they were combined for fiscal 2003. The sales figures for these acquisitions are internally prepared and unaudited, and have not been reviewed by our independent accountants. Management believes that discussing pro forma organic sales growth provides a better understanding of the Company's net sales performance and trends than reported revenue because it allows for more meaningful comparisons of current-period revenue to that of prior periods on a comparable basis.

The non-GAAP financial measures discussed in the preceding paragraph and elsewhere in this report do not replace the presentation of Phoenix Footwear's GAAP financial results and do not necessarily reflect the actual financial results of the combined companies for the periods presented. A reconciliation of the non-GAAP financial measures contained in this report to the most comparable GAAP measures is as follows:

                                            Pro Forma Net Sales
                                           for the Three Months
                                           Ended March 29, 2003
                                          ----------------------
                                              (in thousands)
                                                (unaudited)
Phoenix Footwear Group, Inc. (Actual)            $ 9,207
Acquired Brands (H.S. Trask & Co., Royal
  Robbins, Inc.)                                   7,678
                                                 -------
Total Net Sales                                  $16,885
                                                 =======



                         (See Attached Financial Tables)

CONTACTS:

Kenneth Wolf                                    Todd St.Onge
Chief Financial Officer                         Brainerd Communicators, Inc.
Phoenix Footwear Group, Inc.                    (212) 986-6667
(760) 602-9688


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                          PHOENIX FOOTWEAR GROUP, INC.
                 CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                                                                    FOR THE QUARTER ENDED
                                                                         (UNAUDITED)
                                                        ---------------------------------------------
                                                           MARCH 27,             MARCH 29,
                                                             2004                  2003
                                                             ----                  ----
NET SALES                                               $ 18,638,000    100%    $ 9,207,000      100%
Cost of goods sold                                        10,492,000     56%      5,187,000       56%
                                                        ------------    ---     -----------      ---
GROSS PROFIT                                               8,146,000     44%      4,020,000       44%
OPERATING EXPENSES:
  Selling and administrative expenses                      5,811,000     31%      2,853,000       31%
  Other expense, net                                          34,000      0%        476,000        5%
                                                        ------------    ---     -----------      ---
     Total operating expenses                              5,845,000     31%      3,329,000       36%
                                                        ------------            -----------
INCOME FROM OPERATIONS                                     2,301,000     12%        691,000        8%
Interest expense                                             170,000                 66,000
                                                        ------------            -----------
INCOME BEFORE INCOME TAXES                                 2,131,000     11%        625,000        7%
Income tax provision                                         895,000                250,000
                                                        ------------            -----------
NET INCOME                                              $  1,236,000      7%    $   375,000        4%
                                                        ============            ===========
EARNINGS PER COMMON SHARE:
Basic                                                          $0.27                  $0.10
Diluted                                                        $0.24                  $0.10
Weighted-average shares outstanding:
Basic                                                      4,533,466              3,666,188
Diluted                                                    5,108,598              3,863,136

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                          PHOENIX FOOTWEAR GROUP, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                             AS OF            AS OF
                                            MARCH 27,       DECEMBER 27,
ASSETS                                        2004             2003
                                          (UNAUDITED)
Current assets:
    Cash                                  $        --      $ 1,058,000
    Accounts receivable, net               14,755,000        8,083,000
    Other accounts receivable                 695,000          530,000
    Inventories, net                       11,969,000       12,717,000
    Other current assets                    1,552,000          803,000
                                          -----------      -----------
           Total current assets            28,971,000       23,191,000
Property, plant & equipment, net            1,964,000        1,623,000
Goodwill & unamortizable intangibles        9,052,000        8,998,000
Intangible assets, net                      1,715,000        1,766,000
Other assets                                  262,000          833,000
                                          -----------      -----------
                                          $41,964,000      $36,411,000
                                          ===========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                      $ 5,591,000      $ 4,782,000
    Accrued expenses                        1,247,000        1,077,000
    Contingent liability                    1,942,000        1,942,000
    Notes payable - current                 1,661,000        1,661,000
    Deferred Income tax                       195,000          195,000
    Income taxes payable                      742,000          111,000
                                          -----------      -----------
           Total current liabilities       11,378,000        9,768,000

Notes payable, non-current                  4,713,000        4,941,000
    Note payable - line of credit           7,580,000        5,480,000
Deferred income tax                         1,235,000        1,235,000
                                          -----------      -----------
           Total liabilities               24,906,000       21,424,000

Stockholders' equity                       17,058,000       14,987,000
                                          -----------      -----------
                                          $41,964,000      $36,411,000
                                          ===========      ===========